UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 19, 2014

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2014, the Registrant announced that Ralph Nicoletti will become its next executive vice president and chief financial officer, effective April 2, 2014. Prior to joining the Registrant, Mr. Nicoletti, 56, held the role of executive vice president and chief financial officer for Cigna Corporation, the global health services and insurance company from 2011 to 2013, and for Alberto Culver, Inc., a manufacturer and distributor of health and beauty products, from 2007 to 2011. Previously, Mr. Nicoletti held a number of financial management positions at Kraft Foods, Inc. during his tenure there from 1979 to 2007.

Tiffany and Company, a direct wholly owned subsidiary of the Registrant, has agreed to provide Mr. Nicoletti with a base salary of $750,000 and equity and cash incentive awards as awarded by the Compensation Committee of the Registrant’s Board of Directors.

The Registrant also announced on March 19, 2014 that James N. Fernandez, its chief operating officer and chief financial officer, will retire in July 2014. Mr. Fernandez has been chief financial officer since the resignation of the previous chief financial officer in November 2013 and had also served as chief financial officer from 1989 to 2011. Mr. Nicoletti will replace him as chief financial officer of the Registrant on April 2, 2014.

A copy of the press release announcing Mr. Nicoletti’s appointment and Mr. Fernandez’s retirement is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d)                Exhibits

99.1                    Press Release dated March 19, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Patrick B. Dorsey
Patrick B. Dorsey
Senior Vice President, Secretary
and General Counsel
Date: March 19, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 19, 2014.

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